Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Brad S. Elliott, Gregory H. Kossover and Eric R. Newell, jointly and each of them severally, his or her true and lawful attorney‐in‐fact and agent, with full power of substitution and re‐substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to execute and sign the Annual Report on Form 10‐K for the fiscal year ended December 31, 2021 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934, as amended, by Equity Bancshares, Inc. and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys‐in‐fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in‐fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned persons have caused this Power of Attorney to be executed as of dates set forth below:

Signature	Title	Date

/s/ Brad S. Elliott	Chairman and	March 9, 2022
Brad S. Elliott	Chief Executive Officer (Principal Executive Officer)

/s/ Eric R. Newell	Executive Vice President and Chief Financial	March 9, 2022
Eric R. Newell	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory H. Kossover	Director, Executive Vice President and Chief Operating Officer	March 7, 2022
Gregory H. Kossover

/s/ Gary C. Allerheiligen	Director	March 4, 2022
Gary C. Allerheiligen

/s/ James L. Berglund	Director	March 6, 2022
James L. Berglund

/s/ Leon H. Borck	Director	March 4, 2022
Leon H. Borck

/s/ Kevin E. Cook	Director	March 7, 2022
Kevin E. Cook

/s/ Junetta M. Everett	Director	March 4, 2022
Junetta M. Everett

Signature	Title	Date

/s/ Gregory L. Gaeddert	Director	March 8, 2022
Gregory L. Gaeddert

/s/ Benjamen M. Hutton	Director	March 4, 2022
Benjamen M. Hutton

/s/ R. Renee Koger	Director	March 4, 2022
R. Renee Koger

/s/ Jerry P. Maland	Director	March 4, 2022
Jerry P. Maland

Shawn D. Penner	Director	March 7, 2022
Shawn D. Penner